UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2008

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UPC Financing Partnership (the “Borrower”) has entered into a new additional facility accession agreement (the “Accession Agreement”) pursuant to the senior secured credit agreement, originally dated January 16, 2004, as amended and restated from time to time, between, inter alia, UPC Broadband Holding BV, the Borrower, Toronto Dominion (Texas) LLC, as facility agent, and the other banks and financial institutions named therein (the “UPC Broadband Holding Bank Facility”). The Borrower is an indirect, wholly owned subsidiary of Liberty Global, Inc. (LGI). The Accession Agreement provides for an additional term loan facility in the principal amount of $521.2 million as Additional Facility P under the UPC Broadband Holding Bank Facility. The lenders under LGI’s $215.0 million Senior Revolving Facility Agreement (the “LGI Credit Facility”) have rolled their commitments into the new Additional Facility P and the LGI Credit Facility has been cancelled. Certain of the lenders under the €250 million Additional Facility I under the UPC Broadband Holding Bank Facility have novated €202 million of their undrawn commitments to Liberty Global Europe B.V., which is a direct subsidiary of UPC Broadband Holding BV, and have entered into the new Additional Facility P. Additional Facility P was drawn in full on September 12, 2008, the proceeds of which will be used for general corporate and working capital purposes. The applicable interest payable under Additional Facility P is 2.75% per annum over LIBOR. Additional Facility P is repayable in full on the final maturity date, which is September 2, 2013.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name
4.1	Additional Facility Accession Agreement, dated September 9, 2008, among UPC Financing Partnership as Borrower, Toronto Dominion (Texas) LLC as Facility Agent and TD Bank Europe Limited as Security Agent, and the banks and financial institutions listed therein as Additional Facility P Lenders, under the senior secured credit agreement, originally dated 16 January, 2004, as amended and restated from time to time, among UPC Broadband Holding BV, the Borrower, Toronto Dominion (Texas) LLC, as facility agent, and the other banks and financial institutions named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2008

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Exhibit Index

Exhibit No.	Name
4.1	Additional Facility Accession Agreement, dated September 9, 2008, among UPC Financing Partnership as Borrower, Toronto Dominion (Texas) LLC as Facility Agent and TD Bank Europe Limited as Security Agent, and the banks and financial institutions listed therein as Additional Facility P Lenders, under the senior secured credit agreement, originally dated 16 January, 2004, as amended and restated from time to time, among UPC Broadband Holding BV, the Borrower, Toronto Dominion (Texas) LLC, as facility agent, and the other banks and financial institutions named therein.

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